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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): June 14, 2002


                            CAPITAL TITLE GROUP, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                        1-9396                 87-0399785
(State or other jurisdiction of     (Commission File No.)       (IRS Employer
 incorporation or organization)                              Identification No.)


2901 East Camelback Road, Phoenix, Arizona                          85016
 (Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (602) 954-0600

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ITEM 5. OTHER EVENTS.

     On June 12, 2002, Capital Title Group, Inc. ("the Company") issued a news release announcing that the Company had signed a definitive merger agreement with Nations Holding Group. A copy of such news release is attached hereto as
Exhibit 99 and by this reference made a part hereof.

     Terms of the preferred stock to be issued as discussed in the news release include an 8% cumulative dividend, payable quarterly in cash; provided that the Company may, in its discretion, pay the dividends in shares of common stock if the net income before provision for income taxes of the Company for the immediately preceding quarter is less than $1.0 million. Additionally, the commitment letter for the seven-year term loan with Comerica Bank will incur interest at the prime rate or LIBOR plus 2.75%.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (c)  Exhibits.

          99.  News release of Capital Title Group, Inc., dated June 12, 2002.


                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


CAPITAL TITLE GROUP, INC.


By: /s/ Mark C. Walker                            Dated: June 14, 2002
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    Mark C. Walker
    Vice President and Chief Financial Officer